Immediate Release	For Further Information Contact:
Monday, August 2, 2010	Robert E. Phaneuf Vice President – Corporate Development (918) 632-0680

RAM ENERGY RESOURCES REPORTS SECOND QUARTER 2010 RESULTS

-	RAM Reports 2Q 2010 Net Income of $2.7 Million, or $0.03 per share
-	2Q 2010 Free Cash Flow of $7.2 Million, or $0.09 Per Share

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced second quarter 2010 earnings and financial highlights.

RAM Reports 2Q 2010 Net Income of $2.7 Million

For the quarter ended June 30, 2010, RAM reported net income of $2.7 million, or $0.03 per share, based on 78.4 million diluted weighted average shares outstanding compared to a loss of $13.3 million, or $0.18 a share, on 74.7 million shares outstanding in the year-ago quarter.  Adjusted net income for the second quarter was $889,000, or $0.01 per share.  The calculation of adjusted net income excludes the after tax impact of unrealized, non-cash, mark-to-market (MTM) gains associated with oil and natural gas derivatives covering future periods and non-cash legal reserve valuation changes.  Adjusted net income in the last year’s second quarter totaled $1.5 million, or $0.02 per share, after excluding the tax affected impact of unrealized MTM losses.

Modified EBITDA and Free Cash Flow

Modified EBITDA (a non-GAAP measure) was $12.5 million for the second quarter, compared with $20.3 million in last year’s quarter which was aided by realized derivative gains of $10.7 million. Similarly, free cash flow (a non-GAAP measure) was $7.2 million, or $0.09 per share, for this year’s second quarter compared to $16.9 million, or $0.23 per share, in last year’s second quarter.

Commodity Prices and Revenues

Second quarter production totaled 549 thousand barrel of oil equivalents (BOE),  down 3% sequentially from first quarter 2010 production of 566 thousand BOE, principally the result of a shortage of fracturing and stimulation crews and equipment which delayed initiation of production from wells drilled in South Texas, combined with natural production declines and weather related disruptions.  Second quarter 2010 production was down 16% compared to the 652 thousand BOE in the second quarter 2009.

The company’s realized price for oil increased 35% to an average of $75.57 per barrel in the second quarter of 2010 compared with last year’s second quarter average realized price of $55.98 per barrel.  Similarly, the company’s realized price for natural gas rose 28% to an average of $3.92 per thousand cubic feet (Mcf) compared to an average of $3.06 per Mcf  in the second quarter of 2009.  In addition, the price of NGLs grew 44%, averaging $36.04 per barrel for this year’s second quarter.  The positive impact from the 38% increase in total average price per BOE in the second quarter of 2010 more than offset the decline in production, allowing oil and gas revenue for the second quarter to grow to $27.2 million, compared to $23.5 million in the year ago second quarter.

Net derivative activity was relatively modest, resulting in a net $1.7 million gain in the second quarter 2010 and was comprised of realized losses from contract settlements and premium costs of $707,000 and unrealized MTM gains of $2.4 million. As a result, total revenues for the quarter rose to $29.0 million compared to total revenues of $10.4 million in last year’s second quarter.  Net derivative activity in last year’s second quarter totaled a net $13.1 million loss, as the combination of $10.7 million of realized gains was more than offset by unrealized losses of $23.8 million.  These net derivative losses effectively offset a substantial portion of the 2009 quarter’s oil and gas revenue of $23.5 million, reducing total revenues to $10.4 million.

Costs and Expenses

Production expenses were $8.7 million in the second quarter of 2010, 5% below the $9.1 million in the previous year’s quarter.  Production taxes were $1.5 million in this year’s second quarter, up 57% compared to production taxes of $927,000 in the same quarter last year, primarily due to higher hydrocarbon prices during 2010 and due to retroactive severance tax refunds granted during the year-ago quarter.  General and administrative expenses of $4.0 million were 7% higher than those expenses in last year’s second quarter of $3.7 million principally due to higher employee-related costs.  The company continues to focus on the containment of administrative costs despite a higher level of oilfield activity and capital budget in the current year.

Long-Term Debt and Liquidity

As of June 30, 2010, RAM’s outstanding borrowings under its credit facility totaled $245.0 million, of which term debt was $112.5 million and $132.5 million was drawn on its revolver, which is currently subject to a $175.0 million borrowing base.  Outstanding borrowings at June 30 last year totaled $255.4 million.

Interest expense for the second quarter 2010 was $5.7 million compared to $3.6 million in the year-ago quarter.  Similarly, the blended interest rate on borrowings was 8.2% in the second quarter compared to the blended rate in last year’s quarter of 5.7%.   The increase in interest expense and higher blended interest rate is due to the company entering into an amendment to its credit facility in June 2009 which increased the interest rate of its term and revolver debt in exchange for increased financial flexibility.

Six Month 2010 Results

Six month production totaled 1.1 million BOE, down 15% from production in the first half of 2009 of 1.3 million BOE, resulting primarily from weather-related interruptions in both the first and second quarters of 2010, natural production declines and a shortage of fracturing and stimulation crews and equipment which delayed bringing South Texas wells online.  Net income for the six months ended June 30, 2010 was $5.1 million, or $0.07 per share compared to a loss of $42.6 million, or $0.56 per share in the year-ago period. Free cash flow (a non-GAAP measure) for the first half of 2010 was $18.5 million, or $0.24 per share, compared to $25.0 million, or $0.33 per share, for the same period last year.

Free cash flow funded capital expenditures of $18.7 million made during the first six months of the year.  Similarly, modified EBITDA (a non-GAAP measure) was $28.2 million for the first half of 2010 compared to $32.1 million for the same period last year.

Modified EBITDA Revision to Range of $55 - $58 Million

Weather-related production interruptions combined with the delays in bringing South Texas production online in a timely manner as a result of a shortage of crews and equipment to provide fracture and stimulation services in the first half of the year has contributed to a revision in production expectations to a range of 2.2 – 2.3 million BOE for the year from prior expectations of a range of 2.5 – 2.6 million BOE.  Because of these reduced expectations for volumes and the company’s outlook for hydrocarbon prices and cost of operations for the second half of the current year, RAM is also reducing its guidance for modified EBITDA to a range of $55 - $58 million  for the 2010 year from the previously disclosed range of $65 - $68 million.

RAM to Webcast Second Quarter 2010 Conference Call

The company’s teleconference call to review second quarter results will be broadcast live on a listen-only basis over the internet on Tuesday, August 3 at 8:30 a.m. Eastern Daylight Time.  Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com.  From the home page, select the Investor Relations tab and then click on the microphone icon.   The teleconference may be accessed by dialing 866-543-6407 (domestic) or 617-213-8898 (international) and providing the call identifier “11568958” to the operator. The webcast will be available for replay on the company’s website following the call’s completion.  An audio replay will be available until August 9, 2010 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using pass code “65608926”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts, that address targets for production, costs,  EBITDA, free cash flow, realized prices of oil and gas, the impact of oil and gas derivatives, drilling activities, borrowing availability, and events or developments that the company expects or believes are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM Energy

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and natural gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME.  For additional information, visit the company website at www.ramenergy.com.

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$ 19,120	$ 16,206	$ 38,608	$ 27,464
Natural gas	4,818	4,907	11,247	10,957
NGLs	3,280	2,387	7,211	4,135
Total oil and natural gas sales	27,218	23,500	57,066	42,556
Realized gains (losses) on derivatives	(707)	10,671	(1,605)	18,549
Unrealized gains (losses) on derivatives	2,419	(23,795)	4,354	(24,802)
Other	38	43	74	128
Total revenues and other operating income	28,968	10,419	59,889	36,431

OPERATING EXPENSES:
Oil and natural gas production taxes	1,453	927	3,047	1,799
Oil and natural gas production expenses	8,662	9,119	16,582	19,204
Depreciation and amortization	6,891	8,186	13,605	16,468
Accretion expense	454	532	836	936
Impairment	-	-	-	47,613
Share-based compensation	785	552	1,471	1,093
General and administrative, overhead and other expenses, net of
operator's overhead fees	3,992	3,745	7,762	8,090
Total operating expenses	22,237	23,061	43,303	95,203
Operating income (loss)	6,731	(12,642)	16,586	(58,772)

OTHER INCOME (EXPENSE):
Interest expense	(5,714)	(3,601)	(11,349)	(7,209)
Interest income	2	9	4	29
Other income (expense)	570	(106)	561	(539)
EARNINGS (LOSS) BEFORE INCOME TAXES	1,589	(16,340)	5,802	(66,491)
INCOME TAX PROVISION (BENEFIT)	(1,140)	(3,055)	655	(23,848)
Net earnings (loss)	$ 2,729	$ (13,285)	$ 5,147	$ (42,643)

BASIC EARNINGS (LOSS) PER SHARE	$ 0.03	$ (0.18)	$ 0.07	$ (0.56)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,446,305	74,696,028	78,222,925	75,986,262

DILUTED EARNINGS (LOSS) PER SHARE	$ 0.03	$ (0.18)	$ 0.07	$ (0.56)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,446,305	74,696,028	78,222,925	75,986,262

RAM Energy Resources, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 18	$ 129
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2009)	10,189	12,585
Joint interest operations, net of allowance of $596 ($641 at December 31, 2009)	477	1,303
Other, net of allowance of $48 ($48 at December 31, 2009)	425	193
Derivative assets	124	-
Prepaid expenses	1,502	1,970
Deferred tax asset	3,923	3,531
Inventory	3,733	3,900
Other current assets	4	27
Total current assets	20,395	23,638
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	720,561	702,502
Other property and equipment	9,587	9,337
	730,148	711,839
Less accumulated depreciation, amortization and impairment	(476,033)	(462,541)
Total properties and equipment	254,115	249,298
OTHER ASSETS:
Deferred tax asset	30,913	31,573
Derivative assets	910	-
Deferred loan costs, net of accumulated amortization of $3,967 ($2,924 at December 31, 2009)	3,653	4,697
Other	1,958	1,956
Total assets	$ 311,944	$ 311,162
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 17,804	$ 15,697
Oil and natural gas proceeds due others	9,483	10,113
Other	181	636
Accrued liabilities:
Compensation	1,984	2,664
Interest	2,609	2,933
Income taxes	477	655
Other	10	10
Derivative liabilities	-	4,471
Asset retirement obligations	846	711
Long-term debt due within one year	122	126
Total current liabilities	33,516	38,016
DERIVATIVE LIABILITIES	-	358
LONG-TERM DEBT	245,135	246,041
ASSET RETIREMENT OBLIGATIONS	27,182	26,363
OTHER LONG-TERM LIABILITIES	10	10
COMMITMENTS AND CONTINGENCIES	350	900

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 82,572,829 and 80,748,674, shares issued,
78,614,211 and 76,951,883 shares outstanding at June 30, 2010 and December 31, 2009, respectively	8	8
Additional paid-in capital	224,435	222,979
Treasury stock - 3,958,618 shares (3,796,791 shares at December 31,2009) at cost	(6,515)	(6,189)
Accumulated deficit	(212,177)	(217,324)
Stockholders' equity (deficit)	5,751	(526)
Total liabilities and stockholders' equity (deficit)	$ 311,944	$ 311,162

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Cash Flows
 (in thousands)
(unaudited)

	Six months ended June 30,
	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$ 5,147	$ (42,643)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	13,605	16,468
Amortization of deferred loan costs and Senior Notes discount	1,044	641
Non-cash interest	1,543	-
Accretion expense	836	936
Impairment	-	47,613
Unrealized (gain) loss on derivatives and premium amortization	(2,997)	25,633
Deferred income tax provision (benefit)	268	(23,911)
Other expense (income)	(550)	448
Share-based compensation	1,471	1,093
(Gain) loss on disposal of other property, equipment and subsidiary	(41)	96
Changes in operating assets and liabilities
Accounts receivable	3,237	444
Prepaid expenses, inventory and other assets	657	144
Derivative premiums	(2,866)	(1,414)
Accounts payable and proceeds due others	1,028	(6,200)
Accrued liabilities and other	(1,004)	(18,046)
Restricted cash	-	16,000
Income taxes payable	(177)	(207)
Asset retirement obligations	-	(181)
Total adjustments	16,054	59,557
Net cash provided by operating activities	21,201	16,914
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(18,666)	(17,746)
Proceeds from sales of oil and natural gas properties	478	213
Payments for other property and equipment	(358)	(363)
Proceeds from sales of other property and equipment	4	433
Net cash used in investing activities	(18,542)	(17,463)
FINANCING ACTIVITIES:
Payments on long-term debt	(24,576)	(13,081)
Proceeds from borrowings on long-term debt	22,132	18,000
Payments for deferred loan costs	-	(2,324)
Stock repurchased	(326)	(6)
Net cash (used in) provided by financing activities	(2,770)	2,589
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(111)	2,040
CASH AND CASH EQUIVALENTS, beginning of period	129	164
CASH AND CASH EQUIVALENTS, end of period	$ 18	$ 2,204
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 565	$ 270
Cash paid for interest	$ 9,107	$ 6,788
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 118	$ 984
Payment-in-kind interest	$ 1,543	$ 43

RAM Energy Resources, Inc.
Production by Area

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
Three Months Ended June 30, 2010	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Aggregate Net Production
Oil (MBbls)	9	1	-	214	29	253
NGLs (MBbls)	25	28	-	16	22	91
Natural Gas (MMcf)	443	164	14	60	549	1,230
MBoe	107	57	2	240	143	549

Three Months Ended June 30, 2009
Aggregate Net Production
Oil (MBbls)	14	2	1	242	31	290
NGLs (MBbls)	28	27	-	22	19	96
Natural Gas (MMcf)	502	171	22	277	631	1,603
MBoe	125	57	4	310	156	652

Change in MBoe	(18)	(0)	(2)	(70)	(13)	(103)
Percentage Change in MBoe	-14.4%	0.0%	-50.0%	-22.6%	-8.3%	-15.8%

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
Six Months Ended June 30, 2010	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Aggregate Net Production
Oil (MBbls)	22	3	-	432	53	510
NGLs (MBbls)	60	59	-	29	41	189
Natural Gas (MMcf)	984	336	28	116	1,035	2,499
MBoe	246	118	4	480	267	1,115

Six Months Ended June 30, 2009
Aggregate Net Production
Oil (MBbls)	33	4	1	493	49	580
NGLs (MBbls)	56	62	-	42	39	199
Natural Gas (MMcf)	1,022	409	45	395	1,299	3,170
MBoe	260	134	8	601	305	1,308

Change in MBoe	(14)	(16)	(4)	(121)	(38)	(193)
Percentage Change in MBoe	-5.4%	-11.9%	-50.0%	-20.1%	-12.5%	-14.8%

*Includes Electra/Burkburnett, Allen/Fitts and Layton fields.

RAM Energy Resources, Inc.
Production and Prices Summary

Three Months Ended		Six Months Ended
June 30, 2010		June 30, 2010

Production volumes:
Oil (MBbls)	253	510
NGLs (MBbls)	91	189
Natural gas (MMcf)	1,230	2,499
Total (Mboe)	549	1,115

Average sale prices received:
Oil (per Bbl)	$75.57	$75.70
NGLs (per Bbl)	$36.04	$38.15
Natural gas (per Mcf)	$3.92	$4.50
Total per Boe	$49.58	$51.18

Cash effect of derivative contracts:
Oil (per Bbl)	$(3.73)	$(3.79)
NGLs (per Bbl)	$0.00	$0.00
Natural gas (per Mcf)	$0.19	$0.13
Total per Boe	$(1.29)	$(1.44)

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$71.84	$71.91
NGLs (per Bbl)	$36.04	$38.15
Natural gas (per Mcf)	$4.11	$4.63
Total per Boe	$48.29	$49.74

Cash expenses (per Boe):
Oil and natural gas production taxes	$2.65	$2.73
Oil and natural gas production expenses	$15.78	$14.87
General and administrative	$7.27	$6.96
Interest	$8.67	$8.17
Taxes	$0.91	$0.51
Total per Boe	$35.28	$33.24

Cash Flow per Boe	$13.01	$16.50

RAM Energy Resources, Inc.
Modified EBITDA, Free Cash Flow and Adjusted Net Income
 ( non-GAAP measures)
(unaudited)

Non-GAAP Financial Measures
Modified EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share-based compensation, impairment charges, unrealized gains or losses on derivatives and legal settlement changes.  Free cash flow is also a non-GAAP measure representing Modified EBITDA after adjustments for the cash portion of interest and income taxes.  Adjusted net income is a non-GAAP measure which excludes the income tax affected impact of unrealized derivative gains or losses, MTM settlement charges and impairment charges on GAAP income. These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP).  These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

000s, except per share amounts
	3 Mos Ended	3 Mos Ended	6 Mos Ended	6 Mos Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Modified EBITDA:
Net income (loss)	$2,729	$(13,285)	$5,147	$(42,643)
Plus: Interest expense	$4,414	$3,216	$8,762	$6,525
Plus: PIK interest	$778	$43	$1,543	$43
Plus: Amortization of deferred loan costs	$522	$342	$1,044	$641
Plus: Depreciation, amortization and accretion	$7,345	$8,718	$14,441	$17,404
Plus: Share-based compensation	$785	$552	$1,471	$1,093
Plus: Income tax provision (benefit)	$(1,140)	$(3,055)	$655	$(23,848)
Plus: Legal settlement changes	$(550)	$-	$(550)	$448
Plus: Impairment charges	$-	$-	$-	$47,613
Less: Unrealized (gain) loss on derivatives	$(2,419)	$23,795	$(4,354)	$24,802

Modified EBITDA	$12,464	$20,326	$28,159	$32,078

Less:

Cash paid for interest	$4,760	$3,338	$9,107	$6,788
Cash paid for income tax	$501	$121	$565	$270

Free cash flow	$7,203	$16,867	$18,487	$25,020

Weighted average shares outstanding - basic	78,446	74,696	78,223	75,986
Weighted average shares outstanding - diluted	78,446	74,696	78,223	75,986

Free cash flow per share - basic	$0.09	$0.23	$0.24	$0.33
Free cash flow per share - diluted	$0.09	$0.23	$0.24	$0.33

Adjusted net income: (1)
Net income (loss)	$2,729	$(13,285)	$5,147	$(42,643)

Plus: Tax affected impairment charges	$-	$-	$-	$30,327

Plus: Tax affected legal changes	$(341)	$-	$(341)	$278

Plus: Tax affected unrealized (gain)loss on derivatives	$(1,499)	$14,753	$(2,699)	$15,377

Adjusted net income	$889	$1,468	$2,107	$3,339

Weighted average shares outstanding - basic	78,446	74,696	78,223	75,986
Weighted average shares outstanding - diluted	78,446	74,696	78,223	75,986

Adjusted net income per share - basic	$0.01	$0.02	$0.03	$0.04
Adjusted net income per share - diluted	$0.01	$0.02	$0.03	$0.04

(1)	Comparability between years is partially compromised due to the differing tax rates associated with each period.